Exhibit A
                                CSW Energy, Inc.
                                  Balance Sheet
                                December 31, 1998
                                   (Unaudited)
                                    ($000's)


Assets

Current Assets
   Cash and cash equivalents                                      $29,308
   Accounts receivable                                             13,721
   Prepaid expenses                                                   893
                                                                ----------
                   Total current assets                            43,922


Investments In and Advances to Energy Projects                    113,619

Notes Receivable - Affiliate                                      102,696

Notes Receivable                                                   68,506

Other Assets
  Construction in progress and project development costs           84,019
  Property, Plant, and Equipment, net                             195,996
  Other - net                                                      10,757
                                                                ----------
                   Total other assets                             290,772

                      Total assets                               $619,515
                                                                ==========


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                               $26,418
   Accrued liabilities and other                                   12,472
                                                                ----------
                   Total current liabilities                       38,890

Long Term Debt                                                    348,887

Deferred Income Taxes                                              37,408

Other                                                              66,175
                                                                ----------
                   Total liabilities                              491,360


Minority Interest                                                  16,648

Shareholder's Equity
   Common stock                                                         1
   Additional paid-in-capital                                     108,139
   Accumulated retained earnings                                    3,367
                                                                ----------
                   Total shareholder's equity                     111,507

                      Total liabilities, shareholder's
                        equity and minority interest             $619,515
                                                                ==========